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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Security Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

April 28, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Security Capital Corporation (the "Company"), which will be held in Conference Room 45B, 45th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 10, 2003, commencing at 9:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

        At the meeting, you will be asked to consider and vote upon (i) the election of six directors; and (ii) such other business as may properly come before the meeting and any adjournment thereof. The Chief Executive Officer of each of the Company's subsidiaries will be making a presentation at the meeting.

        We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

        The Company's Annual Report for the fiscal year ended December 31, 2002 is being mailed to you together with the enclosed proxy materials.

Sincerely,
Brian D. Fitzgerald Chairman of the Board of Directors, President and Chief Executive Officer
A. George Gebauer Vice Chairman of the Board of Directors and Secretary

SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

Notice of Annual Meeting of Stockholders

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Security Capital Corporation (the "Company") will be held in Conference Room 45B, 45th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 10, 2003, commencing at 9:00 a.m. (local time), for the following purposes:

  (1)
  To elect six directors to hold office until the next annual meeting and until their successors are duly elected and qualified; and

  (2)
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        Only holders of record of the Common Stock or the Class A Common Stock of the Company at the close of business on April 21, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

A. George Gebauer Vice Chairman of the Board of Directors and Secretary

April 28, 2003

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE.

SECURITY CAPITAL CORPORATION
THREE PICKWICK PLAZA, SUITE 310
GREENWICH, CT 06830
(203) 625-0770

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Security Capital Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held on Tuesday, June 10, 2003, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's Annual Report for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to stockholders of the Company on or about April 28, 2003.

        The close of business on April 21, 2003 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), are entitled to notice of and to vote at the Annual Meeting. The Common Stock and the Class A Common Stock are sometimes collectively referred to herein as the "Common Equity."

        Each share of the Common Stock or the Class A Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On April 21, 2003, there were 380 shares of the Common Stock and 6,450,587 shares of the Class A Common Stock, or a total of 6,450,967 shares of the Common Equity, outstanding and entitled to vote.

        Execution of a Proxy by a stockholder will not affect such stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising A. George Gebauer, Vice Chairman of the Board and Secretary of the Company, in writing of such revocation, by executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy. The Board of Directors has retained D.F. King & Co., Inc. to assist in the solicitation of Proxies.

        The presence, in person or by Proxy, of the holders of a majority of the shares of the Common Equity entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum, the six nominees receiving a plurality of the votes of the shares of the Common Equity present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.

        With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

        Unless specified otherwise, the Proxies will be voted for the election of all the nominees to serve as directors of the Company until the next annual meeting and until their successors are duly elected and qualified. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

        The principal executive offices of the Company are located at Three Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830, and the Company's telephone number there is (203) 625-0770.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table and the notes thereto set forth information with respect to the beneficial ownership, as of April 21, 2003, of shares of each class of voting securities of the Company by the only persons known to the Company to have beneficial ownership of more than 5% of such class, by each director of the Company, by each named executive officer of the Company and by the directors and executive officers of the Company as a group. Except as otherwise indicated, each person is believed to exercise sole voting and dispositive power over the shares reported.

	Common Stock		Class A Common Stock
Name and Address of Beneficial Owner	Currently Owned	Percentage of Class	Currently Owned	Acquirable Within 60 Days	Percentage of Class	Percentage of Total Common Equity
Brian D. Fitzgerald Three Pickwick Plaza Suite 310, Greenwich, CT 06830(1)(2)(3)	128*	33.7%*	5,177,306*	200,000	80.9%*	80.8%*
Capital Partners Three Pickwick Plaza Suite 310, Greenwich, CT 06830(1)(2)	128	33.7%	4,983,361	—	77.3%	77.2%
A. George Gebauer(1)(2)(3)	—	—	89,198	20,000	1.7%	1.7%
Samuel B. Fortenbaugh III(3)	—	—	—	24,000	**	**
John H.F. Haskell, Jr.(3)			1,000	16,000	**	**
Edward W. Kelley, Jr.(3)			10,000	16,000	**	**
M. Paul Kelly(3)	—	—	—	24,000	**	**
William R. Schlueter(1)(3)	—	—	—	24,000	**	**
Diane M. LaPointe(3)	—	—	—	3,000	**	**
Ryan D. Bell	—	—	—	—	**	**
All Directors and Executive Officers as a Group (9 persons)	128	33.7%	5,277,504	327,000	82.7%	82.7%

*
As more fully described in footnotes (1) and (2) to this table, these share and percentage amounts are inclusive of the share and percentage amounts indicated as beneficially owned by Capital Partners.

**
Less than one percent

(1)
For purposes of this table, the following related entities are referred to as "Capital Partners": (a) Capital Partners, Inc., a Connecticut corporation ("CP Inc."), of which Brian D. Fitzgerald is the sole stockholder and director and A. George Gebauer, William R. Schlueter and Ryan D. Bell are officers; (b) FGS, Inc., a Delaware corporation ("FGS"), of which Messrs. Fitzgerald and Gebauer are executive officers; and (c) CP Acquisition, L.P. No. 1, a Delaware limited partnership ("CP Acquisition"). CP Inc., FGS, Inc., of which Mr. Fitzgerald is the controlling stockholder, president, treasurer and a director, and FGS Partners, L.P., a Connecticut limited partnership ("FGS Partners"), of which CP Inc. is the general partner, are the general partners of CP Acquisition.

  The share amounts in the table attributable to Capital Partners include the 4,455,672 shares of the Class A Common Stock owned of record by CP Acquisition and the 527,689 shares of the Class A Common Stock and the 128 shares of the Common Stock owned of record by FGS. By virtue of their status as general partners of CP Acquisition, each of CP Inc., FGS and FGS Partners may be deemed to own beneficially all of the shares of the Class A Common Stock owned of record by CP Acquisition.

(2)
Mr. Fitzgerald may be deemed to own beneficially the 193,945 shares of the Class A Common Stock owned of record by him, the 4,455,672 shares of the Class A Common Stock owned of record by CP Acquisition and the 527,689 shares of the Class A Common Stock and the 128 shares of the Common Stock owned of record by FGS. Mr. Fitzgerald has shared authority to vote and dispose of the FGS-owned shares of the Class A Common Stock and the Common Stock and disclaims beneficial ownership of such FGS-owned shares for all other purposes. Mr. Gebauer is also a stockholder, officer and director of FGS and an officer of CP Inc., but he disclaims beneficial ownership of shares of the Class A Common Stock and the Common Stock owned of record by such corporations for any purpose. The ownership noted above excludes the 82,453 shares of Class A Common Stock owned by the Fitzgerald Trust (of which Mr. Fitzgerald's brother is the trustee and Mr. Fitzgerald's minor children are sole beneficiaries), as to which beneficial ownership is disclaimed for all purposes.

(3)
The amounts shown in the "Acquirable Within 60 Days" column for Messrs. Fitzgerald, Gebauer, Fortenbaugh, Haskell, Kelley, Kelly and Schlueter and Ms. LaPointe relate to options issued in 2000, 2001 and 2002 as part of the 2000 Long-Term Incentive Plan.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors is comprised of six members. The names of the six nominees for election as directors are set forth below. All of the nominees are to be elected at the Annual Meeting and serve until their successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director, the Board of Directors reserves the right to nominate another person or to vote to reduce the size of the Board of Directors. In the event another person is nominated, the Proxy holders intend to vote the shares to which the Proxy relates for the election of the person nominated by the Board of Directors. There is no cumulative voting for directors.

Name	Age	Director Since	Principal Occupations During The Last Five Years; Other Directorships
Brian D. Fitzgerald	58	1990	Chairman of the Board of the Company since January 1990 and President and CEO of the Company since July 2000; President of FGS since March 1989; and a partner, general partner, stockholder, officer and/or director of various Capital Partners entities for more than five years.
A. George Gebauer	70	1990
			Vice Chairman of the Board of the Company since July 2000 and Secretary of the Company since February 1994; Vice President, Secretary and a director of FGS since March 1989; and a partner, general partner, stockholder, officer and/or director of various Capital Partners entities for more than five years. Mr. Gebauer was also the President of the Company from January 1990 to July 2000.

Samuel B. Fortenbaugh III	69	2001
			Practicing lawyer (private practice) from August 2002 and former chairman of the law firm of Morgan, Lewis & Bockius LLP. Mr. Fortenbaugh was a partner from January 1980 to September 2001 and a senior counsel from October 2001 to August 2002 of Morgan, Lewis & Bockius LLP and presently serves as a director of Baldwin Technology Company, Inc., a leading international manufacturer of controls and accessories for the printing industry.
John H. F. Haskell, Jr.	71	2001
			Senior Advisor at UBS Warburg LLC, an investment banking firm, since December 1999; managing director of Dillon, Read & Co. Inc. and its successors, Warburg Dillon Read LLC and UBS Warburg LLC, from 1975 to 1999; and presently serving as director of Pall Corporation.
Edward W. Kelley, Jr.	71	2002	Retired; Governor of the Federal Reserve Board of the United States from 1987 to 2001.
M. Paul Kelly	59	2000	Founder and President of PK Enterprises, an equity investment and operational consulting practice, since 1990.

Vote Required For Approval

        The six nominees receiving a plurality of the votes of the shares of the Common Equity present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SIX NOMINEES AS DIRECTORS.

Meetings and Committees of the Board

        The Board of Directors held four meetings and acted by written consent five times during the year ended December 31, 2002. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which such director served during the period that he was a director that were held during the year ended December 31, 2002. The Board has a Compensation Committee and an Audit Committee. The Board does not have a nominating committee.

Compensation Committee

        The Board of Directors has a Compensation Committee whose charge is to develop and make recommendations to the Board of Directors with respect to compensation for executive officers and other key employees of the Company and to administer the Company's 2000 Long-Term Incentive Plan (the "Plan"). For the fiscal year ended December 31, 2002, the members of the Compensation Committee were

Samuel B. Fortenbaugh III, John H.F. Haskell, Jr. and Edward W. Kelley, all of whom are independent board members. The Compensation Committee held four meetings during the year ended December 31, 2002.

Report of the Compensation Committee

        The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and administering the Plan. The Plan was put in place in 2000 so that the Company could award stock options and other long-term incentives to its executive officers and other key personnel to align their interests with those of the Company's long-term investors and to help attract, retain and motivate these persons. The Committee currently is comprised of three independent, non-employee directors.

        In 2002 and prior years, CP Inc., a corporation controlled by Mr. Fitzgerald, was paid an advisory and management services fee by the Company pursuant to an advisory and management services agreement (as discussed in "Certain Relationships and Related Transactions" in this Proxy Statement). Because all Company officers are paid compensation by CP Inc. rather than by the Company, the Company did not directly pay any cash compensation to any executive officer for service as an officer of the Company in 2002. However, at the request of the Compensation Committee, the Company's management performed a detailed analysis of the time spent by the Company's executive officers during the year ended December 31, 2002 to ascertain the portion of the 2002 salary and bonus of each of the Company's executive officers that was paid by CP Inc. that was allocable to the services performed as an executive officer of the Company. Also, at the request of the Compensation Committee, a similar determination of the salary and bonus compensation paid by CP Inc. to each executive officer of the Company will be performed on an annual basis beginning in 2003 to allow for the continued reporting of the portion thereof attributable to such person's performance of services as an executive officer of the Company.

        The Company did not grant any option under the Plan to any executive officer in 2002. During 2002, the Company did grant an option to a new director as set forth under "Compensation of Directors" in the "Executive Compensation" section of this Proxy Statement.

        The Compensation Committee is authorized to take the following actions with respect to any future award grants and the administration of the Plan on an ongoing basis:

  (i)
  to select each person to whom awards may be granted;

  (ii)
  to determine the type or types of awards to be granted to each such person;

  (iii)
  to determine the number of awards to be granted, the number of shares of stock to which an award will relate, the terms and conditions of any award granted under the Plan and all other matters to be determined in connection with an award;

  (iv)
  to determine whether, to what extent and under what circumstances an award may be settled, canceled, forfeited or surrendered;

  (v)
  to determine whether, to what extent and under what circumstances cash, stock, other awards or other property payable with respect to an award will be deferred;

  (vi)
  to determine the restrictions, if any, to which stock received upon exercise or settlement of an award will be subject;

  (vii)
  to prescribe the form of each award agreement, which need not be identical for each participant;

  (viii)
  to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; and

  (ix)
  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        The options granted under the Plan provide value to the recipients only if and when the market price of the Class A Common Stock increases above the option exercise price. To that end, there will be an ongoing review by the Compensation Committee of the market price of the Class A Common Stock and the exercise price of options. It is the Compensation Committee's goal to preserve this incentive as an effective tool in attracting, retaining and motivating key personnel and to evaluate the need to add other components to an executive's compensation package if it feels it is warranted at some future date.

        Section 162(m) of the Internal Revenue Code generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's stockholders. The Compensation Committee believes that the Plan will not be adversely impacted by Section 162(m) of the Code.

Chief Executive Officer

        The Compensation Committee considered several factors in determining the compensation of the Company's Chief Executive Officer, including his past and anticipated future performance level, his past and anticipated future contributions toward achievement of strategic goals and the Company's past as well as anticipated future overall financial and operating success. CP Inc., a corporation controlled by Mr. Fitzgerald, was paid an advisory and management services fee by the Company pursuant to an advisory and management services agreement (as discussed in "Certain Relationships and Related Transactions" in this Proxy Statement). As mentioned above, because all Company officers are paid compensation by CP Inc. rather than by the Company, the Company did not pay Mr. Fitzgerald any direct cash compensation during 2002. However, a portion of his CP Inc. salary and bonus was determined through a detailed analysis performed by Company management to be allocable to services performed by him as the Company's Chief Executive Officer. The Company did not grant to him any options under the Plan during 2002.

Samuel B. Fortenbaugh III (Chairman) John H. F. Haskell, Jr. Edward W. Kelley, Jr.	April 1, 2003

Audit Committee

        The Board of Directors has an Audit Committee currently consisting of four independent Board members. For the fiscal year ended December 31, 2002, the members of the Audit Committee were M. Paul Kelly, Samuel B. Fortenbaugh III, John H.F. Haskell, Jr. and Edward W. Kelley, Jr., all of whom are independent (as defined in Section 121(B)(b)(ii) of the American Stock Exchange's listing standards) board members. The Audit Committee selects the independent auditors, consults with such auditors and with management with regard to the adequacy of the Company's internal accounting controls, considers any non-audit functions to be performed by the independent auditors and carries out such activities related to the financial statements of the Company as the Board of Directors shall from time to time request. The Audit Committee held five meetings and acted by written consent twice during the year ended December 31, 2002. The Audit Committee is governed by a written charter approved by the Board of Directors (a copy of which is attached hereto as Exhibit A).

Report of the Audit Committee

        Management has the primary responsibility for the Company's financial statements being prepared in accordance with generally accepted accounting principles. Additionally, management has responsibility for the Company's financial reporting process as well as the related system of internal controls. The independent auditors are responsible for auditing the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and for issuing an opinion regarding the compliance with generally accepted accounting principles in the United States. The Audit Committee has the responsibility for overseeing the Company's financial reporting process on the behalf of the Board of Directors and the direct responsibility for the engagement of the independent auditors.

        In discharging its oversight responsibility, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board No. 1, "Independence Discussions with the Audit Committees." The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61.

        The Audit Committee has reviewed with the Company's independent auditors their overall audit scope, audit plans and identification of audit risks. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002.

M. Paul Kelly (Chairman) Samuel B. Fortenbaugh III John H. F. Haskell, Jr. Edward W. Kelley, Jr.	March 25, 2003

EXECUTIVE OFFICERS

        The executive officers of the Company and their positions are as follows:

Name	Position with the Company	Age
Brian D. Fitzgerald	Chairman of the Board, President and Chief Executive Officer	58
A. George Gebauer	Vice Chairman of the Board and Secretary	70
William R. Schlueter	Senior Vice President and Assistant Secretary	37
Diane M. LaPointe	Vice President, Chief Financial Officer and Treasurer	45
Ryan D. Bell	Vice President	32

        The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Messrs. Fitzgerald and Gebauer is contained in "Proposal 1—Election of Directors." Biographical information concerning Mr. Schlueter, Ms. LaPointe and Mr. Bell is set forth below.

        William R. Schlueter has been Senior Vice President of the Company since April 2003 and Assistant Secretary of the Company since July 2000. He has also been Chief Financial Officer of Capital Partners since 1998 and a Managing Director of Capital Partners since 2002. He was Vice President and Chief Financial Officer of the Company from 1999 through April 2003, Treasurer of the Company from July 2001 to April 2003, Vice President of Capital Partners from 1998 through 2002 and Chief Financial Officer of Flavor House, Inc., a private-label snack nut processor, from 1997 to 1998.

        Diane M. LaPointe has been Vice President, Chief Financial Officer and Treasurer of the Company since April 2003. She was Controller of the Company from February 2001 to April 2003 and Assistant Treasurer of the Company from July 2001 to April 2003.

        Ryan D. Bell has been Vice President of the Company since August 2002. He was Director of Finance of Health Market Inc. from March 2000 to July 2002 and a Senior Associate, Acquisitions, of Westfield Capital Corporation from November 1997 to March 2000.

EXECUTIVE COMPENSATION

1.    Summary Compensation Table

        The following Summary Compensation Table sets forth certain information about the annual and long-term compensation earned by or awarded to the chief executive officer of the Company and the other four executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary (1)(2)	Bonus (1)(2)	Other Annual Compensation	Securities Underlying Options(#)
Brian D. Fitzgerald Chairman of the Board, President and CEO	2002 2001 2000	$325,000 — —	$92,000 — —	— — —	— 200,000 400,000
A. George Gebauer Vice Chairman of the Board and Secretary	2002 2001 2000	$74,000 — —	$26,000 — —	— — —	— — 50,000
William R. Schlueter Senior Vice President and Assistant Secretary	2002 2001 2000	$153,300 — —	$61,700 — —	— — —	— 20,000 50,000
Diane M. LaPointe Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	$120,703 — —	$17,500 — —	— — —	— 15,000 —
Ryan D. Bell(3) Vice President	2002 2001 2000	$32,500 — —	$7,500 — —	— — —	— — —

(1)
CP Inc., a corporation controlled by Mr. Fitzgerald and for which Mr. Gebauer, Mr. Schlueter and Mr. Bell serve as officers, is paid an advisory and management services fee pursuant to an advisory and management services agreement the terms of which are discussed in "Certain Relationships and Related Party Transactions" in this Proxy Statement. The advisory and management services fees paid with respect to 2000 and 2001 as calculated under the terms of the agreement are considered by management to be reasonable estimates of the salaries and bonuses and other costs incurred by CP Inc. with respect to the resources utilized by the Company in rendering the aforementioned advisory and management services.

(2)
All Company officers are paid compensation by CP Inc. rather than by the Company. The Company pays CP Inc. an advisory and management services fee as discussed in "Certain Relationships and Related Party Transactions" in this Proxy Statement. At the request of the Board's Compensation

  Committee, the Company's management performed a detailed allocation analysis of the Company's officers' time for the year ended December 31, 2002. The table above reflects the portion of the 2002 salaries and bonuses of the Company's executive officers paid by CP Inc. allocable to their performance of services as executive officers of the Company. Also, at the request of the Board's Compensation Committee, a similar determination of the salary and bonus compensation paid by CP Inc. to each executive officer of the Company will be performed on an annual basis beginning in 2003 to allow for the continued reporting of the portion thereof attributable to such person's performance of services as an executive officer of the Company. No such analysis was performed for periods prior to this so no attributable salary and bonus compensation are reflected for 2000 and 2001.

(3)
Mr. Bell joined the Company in August 2002. As a result, the Company's allocable portion of amounts of CP Inc. compensation paid to him in 2002 reflects only a partial year's compensation.

2.    Option Grants in Last Fiscal Year

        No option grant awards were made to any executive officer of the Company during the year ended December 31, 2002.

3.    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        No options were exercised by any executive officer of the Company during the year ended December 31, 2002. The following table represents the value of unexercised options held by the chief executive officer and the other executive officers of the Company at December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Options at Fiscal Year-End(#) Exercisable (E)/ Unexercisable (U)		Options at Fiscal Year-End(#) Exercisable (E)/ Unexercisable (U)
Brian D. Fitzgerald	—	—	400,000	U	$546,000	U
	—	—	200,000	E	$364,000	E
A. George Gebauer	—	—	30,000	U	$68,250	U
	—	—	20,000	E	$45,500	E
William R. Schlueter	—	—	46,000	U	$68,250	U
	—	—	24,000	E	$45,500	E
Diane M. LaPointe	—	—	12,000	U	—	U
	—	—	3,000	E	—	E
Ryan D. Bell	—	—	—	U	—	U
	—	—	—	E	—	E

4.    Equity Compensation Plan Information

        The following table sets forth information with regard to the Company's 2000 Long-Term Incentive Plan which was approved by stockholders in July 2000. There are no other equity compensation plans in effect with regard to the Company's stock at this time.

	(a)	(b)	(c)
Plan Category	Number of Class A Common Shares to be Issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options ($)	Number of Class A Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders	834,000	$7.88	116,346
Equity compensation plans not approved by stockholders	—	—	—

Total	834,000	$7.88	116,346

5.    Long-Term Incentive Plan ("LTIP") Awards in Last Fiscal Year

        No LTIP Awards were made to any executive officer of the Company during the year ended December 31, 2002.

6.    Compensation of Directors

        Each director receives an annual fee of $12,000 plus a fee of $2,000 per Board meeting and reimbursement of reasonable expenses in connection with attendance at Board meetings. Each committee chairperson receives an additional annual fee of $2,000, and each committee member, including the chairperson, receives up to $1,500 per committee meeting, dependent upon the length of the meeting and as determined by the respective Committee's chairperson, plus reimbursement of reasonable expenses in connection with attendance at Committee meetings. The annual fee is prorated for those directors not serving the full year. In addition to fees, each of the directors received, on the date of his election to the Board of Directors, an option to purchase 24,000 shares of Class A Common Stock at an exercise price equal to fair market value per share on the date of grant. Subject to termination of their respective directorships, each option expires 10 years from the date of grant. The options are not transferable other than on death and are exercisable in three equal annual installments commencing on the date of grant. Messrs. Fitzgerald and Gebauer do not and will not receive any annual fee or any fees for attendance at meetings.

7.    Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended December 31, 2002, the members of the Compensation Committee were Samuel B. Fortenbaugh III, John H.F. Haskell, Jr. and Edward W. Kelley, Jr. All of the Compensation Committee members are non-employee directors and not former officers. During 2002, no executive officer served as a member of a board of directors or compensation committee of a corporation where any of its executive officers served on the Company's Compensation Committee or Board of Directors.

PERFORMANCE GRAPH

        The performance graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, measured at each fiscal year end and calendar year end for the last five years assuming $100 invested on January 1, 1998 in the Class A Common Stock, the Company's selected peer group and the American Stock Exchange Market Index. The Company's peer group consists of employer cost containment and health services, seasonal products and educational services companies.

        Companies contained in the selected peer group, which are considered by the Company's management to be competitors of each of the Company's current segments, are as follows: The employer cost containment and health services companies are CorVel Corp. and First Health Group Corp. The seasonal products companies are Department 56, Inc., Enesco Group, Inc. and Russ Berrie & Company, Inc. The educational services companies are Bright Horizons Family Solutions, Inc., Childtime Learning Centers, Inc., Nobel Learning Communities, Inc. and Sylvan Learning Systems, Inc. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG SECURITY CAPITAL CORPORATION,
AMEX MARKET INDEX AND PEER GROUPS

	Fiscal Year Ended
Company/Index/Market
	1/1/1998	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
SECURITY CAPITAL CORP.	100.00	137.50	196.00	250.00	333.33	280.00
Peer Group Index	100.00	94.47	84.55	106.70	124.94	123.26
Amex Market Index	100.00	98.64	122.98	121.47	115.87	111.25

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Advisory and Management Services Agreement

        The Company has an agreement with Capital Partners, Inc. ("CP Inc."), a shareholder of the Company. CP Inc. and its affiliates and principals owned 83% of the Company's common shares at December 31, 2002. Under the agreement, CP Inc. provides certain advisory services and management services related to investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy. For all periods up to and including December 31, 2002, fees paid by the Company to CP Inc. were based upon the greater of either a fixed dollar amount or 5% of earnings before income taxes, depreciation and amortization, as defined. The minimum annual fixed dollar amount was $1,085,000 for all years following the acquisition by the Company of WC Holdings, Inc. on December 20, 2000. Effective January 1, 2003, the original agreement was terminated, and a new agreement was entered into whereby the Company now is required to pay CP Inc. compensation at the rate of $1,250,000 per annum, subject to adjustment upon the occurrence of any material unforeseen event. The new agreement is terminable by either CP Inc. or the Company as of any December 31 upon not less that 60 days' prior written notice to the other. The advisory and management services fees calculated under the terms of the original agreement and under the terms of the new agreement for the respective periods to which each apply are considered by management to be reasonable estimates of the allocation of salaries and other allocable costs of CP Inc. with respect to the resources it provides to the Company in rendering the aforementioned advisory services and management services. In addition, the Company has agreed to pay fees to CP Inc. for acquisition opportunities presented to the Company by CP Inc. at usual and customary rates for investment banking fees for transactions of similar size and complexity. CP Inc. is under no obligation to present any or all acquisition candidates of which it is aware to the Company.

        Pursuant to the advisory and management services agreement, no cash compensation is paid by the Company to the current Chairman of the Board, President and CEO (Mr. Fitzgerald) or any other executive officer. However, an allocation of salary and bonus for each executive officer was determined in 2002, and this process will be ongoing for subsequent years. See "1. Summary Compensation Table" of the "Executive Compensation" section for additional details. During 2002, the Company paid an advisory and management services fee to CP Inc. of $1,273,000. The Company also reimbursed CP Inc. for expenses incurred by it of approximately $45,000 during 2002. Amounts due to CP Inc. were $39,000 at December 31, 2002.

Guarantees Relative to the Primrose Debt Refinancing

        In connection with the April 2002 refinancing of the debt of the Company's subsidiary, Primrose, the Chairman of the Company issued a personal guarantee for $4,000,000, for which he received a guarantee fee of 8% per annum of the declining average quarterly balance of his guarantee. Primrose agreed to reimburse the Chairman for any amount paid by him on this guarantee. As security for Primrose's reimbursement obligation, Primrose granted the Chairman a subordinated interest in Primrose's assets. In addition, the Company agreed to reimburse the Chairman for any amount paid by him on his guarantee in the event Primrose failed to reimburse him. To relieve the Chairman of his personal guarantee and to reduce the fee paid to the Chairman, the Company set aside funds in a designated reserve bank account. On December 31, 2002, this guarantee was cancelled pursuant to an amendment to the refinancing agreement. Fees incurred by the Company to the Chairman were $170,000 for the year ended December 31, 2002. No amounts were due to the Chairman at December 31, 2002.

INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors selected Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2003. One or more representatives of Ernst & Young, which has served as the Company's independent auditors since December 13, 2000, are expected to be available at the Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

INDEPENDENT AUDITORS' FEES

        In addition to retaining Ernst & Young to audit the consolidated financial statements for 2002 and 2001, the Company and its subsidiaries retained Ernst & Young to provide audit-related and tax services in 2002 and 2001. The aggregate fees for professional services by Ernst & Young in 2002 and 2001 for these various services were:

        Audit Fees:    The Company was charged $304,220 and $289,440 for services rendered for the annual audit of the Company's consolidated financial statements for 2002 and 2001, respectively, and $88,240 and $20,900 for services rendered for the quarterly reviews of the financial statements during 2002 and 2001, respectively. The Company also incurred an additional $109,000 in 2002 for services rendered for the annual audit of the Company's consolidated financial statements for 2001. In 2001, the Company incurred an additional $61,000 for services rendered for the annual audit of the Company's consolidated financial statements for 2000.

        Audit-Related Fees:    The Company was charged $46,000 and $77,000 for SAS 70 reviews at the Company's employer cost containment and health services segment for 2002 and 2001, respectively. The Company also incurred $47,000 in 2002 for consultation and review services rendered in connection with the Company's adoption of Statement of Financial Accounting Standards No. 142.

        Tax Fees:    The Company was charged $85,250 and $77,950 for tax services for the Company and its subsidiaries for 2002 and 2001, respectively.

        Financial Information Systems Design and Implementation Fees:    No fees for financial information systems design and implementation were billed or paid during 2002 or 2001.

        All Other Fees:    The aggregate Ernst & Young fees for services other than as set forth above were $2,000 and $4,000 for subscriptions to an on-line research database for 2002 and 2001, respectively.

        The Audit Committee considered that the provision of these services was compatible with maintaining Ernst & Young's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than 10% of the Class A Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders of the Company are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of the forms furnished by such persons, the Company believes that, for the fiscal year ended December 31, 2002, officers, directors and 10% stockholders filed all required 16(a) forms on a timely basis, except for an untimely filing by Mr. Bell of a Form 3 to reflect his appointment as an executive officer of the Company.

EXPENSES OF SOLICITATION

        The total cost of the Proxy solicitation will be borne by the Company. In addition to the mails, Proxies may be solicited by directors and officers of the Company by personal interviews, telephone and telegraph. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of

Proxies for a fee estimated to be $2,000 plus reimbursement of out-of-pocket expenses. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection.

STOCKHOLDER PROPOSALS

        Stockholders are hereby notified that, if they intend to submit proposals for inclusion in the Company's Proxy Statement and Proxy for its 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such proposals must be received by the Company no later than December 30, 2003 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act, such proposal must be received prior to March 14, 2004.

MISCELLANEOUS

        The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the Proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such Proxies.

REPORT ON FORM 10-K

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO THE COMPANY'S STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO SECURITY CAPITAL CORPORATION, THREE PICKWICK PLAZA, SUITE 310, GREENWICH, CONNECTICUT 06830, ATTENTION: SECRETARY. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.SECURITYCAPITALCORPORATION.COM.

        STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,
A. George Gebauer Vice Chairman of the Board and Secretary

Greenwich, CT
April 28, 2003

EXHIBIT A

SECURITY CAPITAL CORPORATION

CHARTER OF

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1. Purpose.

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Security Capital Corporation (the "Company") assists the Board on an oversight basis in ensuring that a proper system of accounting, internal controls and reporting practices are maintained by the Company and the quality and integrity of the Company's financial statements. In performing its duties, the Committee will maintain effective working relationships with the Board, the Company's management and the independent auditors.

2. Membership.

        The Committee will consist of at least three members, including a Chairperson, all of whom will be selected by, and who will serve at the pleasure of, the Board. As of June 14, 2001, all members of the Committee must be "independent directors". The term "independent director" means a person other than an officer of the company or any other individual having a relationship which, in the view of the Board, would interfere with the exercise of independent judgment. A director will not be considered independent who:

    (a)
    is employed by the company or any of its affiliates for the current year or any of the past three years,

    (b)
    accepts any compensation (other than compensation for service as a director and certain other limited amounts) from the Company or any of its affiliates in excess of $60,000 during the previous calendar year,

    (c)
    is employed as an executive by another entity where any of the Company's executives serves on that entity's compensation committee,

    (d)
    is a partner in, or a controlling stockholder or an executive officer of, any for-profit business entity to which the Company made, or from which the Company received, payments exceeding 5% of the Company's or such entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, or

    (e)
    is a member of the immediate family of any individual who is, or has been in any of the past three years, employed as an executive officer by the Company or any of its affiliates.

        Notwithstanding the foregoing, one director who is neither a current employee nor an immediate family member of a current employee, but who otherwise is not independent, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership is required by the best interests of the Company and its stockholders. In such case, the Board must disclose in its next annual proxy statement the nature of the relationship and the reasons for the determination.

        Each member of the Committee must be able to read and understand fundamental financial statements or become able to do so within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

        The Board may designate one or more Directors as alternative members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. In addition, no person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule of the United States Securities and Exchange Commission ("SEC") or any exchange on which shares of the common stock of the Company are traded.

3. Meetings.

        The Committee will meet at least four times each year and more frequently if circumstances warrant. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. The Committee will keep written minutes of its meetings, which minutes will be recorded or filed with the books and records of the Company. The Committee will submit the minutes of its meetings to, or discuss the matters deliberated at each meeting with, the Board.

4. Committee Responsibilities.

        The Committee will have the following responsibilities:

  1.
  Have sole authority for the annual appointment of a firm of independent certified public accountants to serve as auditors of the Company, giving consideration to the firm's independence and effectiveness, and approve the associated compensation to the independent auditors.

  2.
  Evaluate periodically the firm of independent certified public accountants serving as auditors of the Company and, where appropriate replace such firm of independent certified public accountants as auditors of the Company.

  3.
  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand the impact on the financial statements.

  4.
  Meet with management and the independent auditors to review and discuss the scope and results of each annual audit of the financial statements.

  5.
  Consider and review with the independent auditors the adequacy of the Company's internal controls, critical accounting policies and practices and any related significant findings, audit problems and recommendations of the independent auditors.

  6.
  Review and discuss with management and the independent auditors (i) the financial statements contained in the annual report to stockholders to be filed with the SEC, (ii) significant accounting policies and changes in accounting principles and (iii) the results of the independent auditor's audit of the financial statements and the report thereon, including matters required to be discussed by Statement of Auditing Standards No. 61.

  7.
  Recommend to the Board, based on its review with management and the independent auditors, the inclusion of audited financial statements in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

  8.
  Meet with the independent auditors and financial management to review interim financial statements to be filed with the SEC and the results of the interim review by the independent auditors. The Chairman of the Committee, or a member of the Committee designated by the Chairman, may represent the entire Committee for purposes of this review.

  9.
  Receive the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discuss with the independent auditors the independent auditors' independence.

  10.
  Provide a report from the Audit Committee for inclusion in the annual proxy statement to stockholders.

        The Committee will review this Charter not less than annually and will recommend to the Board such changes therein as the Committee deems appropriate. In addition, the Committee annually will review and assess the performance of the Committee.

5. Investigations and Studies.

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist in any such investigation or study.

SECURITY CAPITAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS—JUNE 10, 2003

The undersigned hereby appoints Brian D. Fitzgerald and A. George Gebauer, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock (par value $.01) and Class A Common Stock (par value $.01) of Security Capital Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Conference Room 45B, 45th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 10, 2003, commencing at 9:00 a.m. (local time), and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                      Security Capital Corporation
                      P.O. Box 11161
                      New York, N.Y. 10203-0161

Please sign, date and return the proxy card promptly using the enclosed envelope.	Votes MUST be indicated with an [X] in Black or Blue ink.
1.	Election of Directors:	FOR all nominees listed below [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]	*EXCEPTIONS [ ]
Nominees: BRIAN D. FITZGERALD, A. GEORGE GEBAUER, SAMUEL B. FORTENBAUGH III, JOHN H.F. HASKELL, JR., EDWARD W. KELLEY, JR., M. PAUL KELLY

(Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [ ]
TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX. [ ]
TO INCLUDE ANY COMMENTS, PLEASE MARK THIS BOX. [ ]
Dated: ______________________________, 2003
__________________________________________
Signature
__________________________________________
Signature

QuickLinks

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITORS
INDEPENDENT AUDITORS' FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
REPORT ON FORM 10-K
  EXHIBIT A
SECURITY CAPITAL CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS